Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Coffee Holdings, Co., Inc. on Form S-8 (No. 333-233065) of our report dated January 31, 2022, on our audit of the consolidated financial statements as of October 31, 2021 and for the year then ended, which report is included in this Annual Report on Form 10-K to be filed on or about January 31, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
January 31, 2022